Exhibit 16.1

October 30, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Commissioners:

We have read the statements made by NIC Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part the Form 8-K of NIC Inc. dated October 27, 2015. We agree with the statements concerning our Firm in such 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

4